Exhibit 99


                             Joint Filer Information

Designated Filer:                   FS Equity Partners IV, L.P.
Issuer and Ticker Symbol:           Galyan's Trading Company, Inc. (GLYN)
Date of Event Requiring Statement:  07-29-2004


Joint Filer Information:


Name:        FS Capital Partners LLC
Address:     11100 Santa Monica Blvd.
             Santa Monica, CA 90025


             By: /s/ Todd W. Halloran              July 29, 2004
                ------------------------------     -------------
                Vice President
                Signature                          Date


Name:        Todd W. Halloran
Address:     c/o FS Equity Partners IV, L.P
             11100 Santa Monica Blvd.
             Santa Monica, CA 90025


             /s/ Todd W. Halloran                  July 29, 2004
             ---------------------------------     -------------
             Signature                             Date


Name:        John M. Roth
Address:     c/o FS Equity Partners IV, L.P
             11100 Santa Monica Blvd.
             Santa Monica, CA 90025


             /s/ John M. Roth                      July 29, 2004
             ---------------------------------     -------------
             Signature                             Date


Name:        Ronald P. Spogli
Address:     c/o FS Equity Partners IV, L.P
             11100 Santa Monica Blvd.
             Santa Monica, CA 90025


             /s/ Ronald P. Spogli                  July 29, 2004
             ---------------------------------     -------------
             Signature                             Date